Exhibit 10.1

Offer Letter Amendment

This Offer Letter Amendment (this “Amendment”) is entered into by and between Petros Pharmaceuticals, Inc. (“Petros” or the “Company”) and Fady Boctor (“you” or “Employee”), effective as of October 16, 2024, for the purpose of amending that certain Employment Offer Letter, effective February 19, 2021, by and between Employee and the Company (the “Offer Letter” or “Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Offer Letter.

WHEREAS, Section 6.D of the Offer Letter provides that the Offer Letter may be amended by a writing executed by both parties; and

WHEREAS, the parties mutually desire to modify certain provisions that would otherwise apply to Employee’s compensation and term of employment pursuant to the Offer Letter.

NOW, THEREFORE, in consideration of the mutual promises, conditions, and covenants contained herein and in the Offer Letter, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereby mutually agree as follows:

1.            The last sentence of Section 1 of the Offer Letter is hereby deleted and replaced with the following:

You shall serve Petros and its subsidiaries and affiliates faithfully and to the best of your ability and shall devote your business time, energy, experience and talents to the business of Petros and its subsidiaries and affiliates, as applicable; provided, however, that it shall not be a violation of this Agreement for you to (i) manage your personal investments or to engage in or serve such civic, community, charitable, educational, or religious organizations as you may select, or (ii) engage in other consulting or employment activities for direct or indirect remuneration, so long as such engagement or service does not create a conflict of interest with, or interfere with the performance of, your duties hereunder or conflict with any covenants with Petros, in each case as determined in the sole and reasonable judgment of the Board.

2.            Section 2 of the Offer Letter is hereby deleted and replaced with the following:

2. Term of Employment; Place of Employment. This Agreement shall terminate on December 31, 2024 (the “Termination Date”). Through the Termination Date, you will be employed by the Company on an “at-will” basis. This means that the Company may terminate your employment for any reason, at any time, with or without Cause. Similarly, you are free to resign at any time, for any reason or for no reason. Your compensation in the event of termination by the Company prior to the Termination Date shall be in accordance with Section 4 of this Agreement, provided that, for the avoidance of doubt, a resignation by the Employee at any time (prior to or after the Termination Date) shall not constitute a termination by the Employee for Good Reason unless due to any further reduction of the Base Salary (as defined below) prior to the Termination Date. Your principal place of employment shall be the Company’s offices located in New Jersey (or, to the extent permitted or mandated by the Company, your home), subject to required travel.

3.            Section 3.A of the Offer Letter is hereby deleted and replaced with the following:

A.            Base Salary. As compensation for your services hereunder and in consideration of your other agreements hereunder, during the Term of Employment, you shall initially be paid a base salary by Petros, payable in equal installments in accordance with Petro’s regular payroll policies, at an annual rate of $350,000, which as of October 16, 2024, shall be reduced to an annual rate of $280,000 (the “Base Salary”).

4.            Except as expressly amended by this Amendment, the Offer Letter shall remain in full force and effect in accordance with the provisions thereof.

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Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first written above.

The Company:

By:	/s/ Josh Silverman
Name:	Josh Silverman
Title:	Director

Employee

/s/ Fady Boctor
Fady Boctor